UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 11, 2012

Yahoo! Inc.

(Exact name of registrant as specified in its charter)

Delaware	000-28018	77-0398689
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

701 First Avenue Sunnyvale, California		94089
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (408) 349-3300

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Election of Director

On December 11, 2012, the Board of Directors (the “Board”) of Yahoo! Inc. (the “Company”) appointed Max Levchin to serve as a director of the Company, effective immediately. The Board also appointed Mr. Levchin to serve as a member of the Board’s Transactions Committee. Mr. Levchin was mutually agreed upon by the Board and Daniel S. Loeb in accordance with the Settlement Agreement entered into on May 13, 2012 (the “Settlement Agreement”), among the Company, Third Point LLC, Mr. Loeb, and the other parties thereto. The Settlement Agreement provided that the Board and Mr. Loeb would identify and mutually agree upon another director to bring additional technological and product experience to the Board. There are no other arrangements or understandings between Mr. Levchin and any other persons pursuant to which he was selected as a director. There are also no family relationships between Mr. Levchin and any director or executive officer of the Company and he has no direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

Mr. Levchin will participate in the current director compensation arrangements applicable to non-employee directors. Under the terms of those arrangements, Mr. Levchin will receive a retainer of $80,000 per year for service on the Board and will participate in the Company’s other compensation programs for its non-employee directors. Under the Company’s 1996 Directors’ Stock Plan, Mr. Levchin automatically received a grant of 6,577 restricted stock units (“RSUs”) (determined by dividing $220,000 by the market value of the Company’s common stock on the date of his appointment to the Board, and pro-rated based on the portion of the year that has passed since July 12, 2012, the date of the Company’s 2012 Annual Meeting of Shareholders (the “2012 Annual Meeting”)). Each RSU award is scheduled to be fully vested, subject to Mr. Levchin’s continued service, on the anniversary of the 2012 Annual Meeting or, if earlier, the day before the Company’s 2013 Annual Meeting of Shareholders. Each vested RSU will be paid in a share of Company common stock. The Company will enter into its standard form of indemnification agreement with Mr. Levchin.

Departure of Directors

In addition, on December 11, 2012, directors Brad Smith and David Kenny notified the Company that they were resigning from the Board, effective immediately. Mr. Kenny and Mr. Smith are not resigning due to any disagreement with the Company related to the Company’s operations, policies or practices. On December 11, 2012, the size of the Board was also decreased to 11 directors.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

YAHOO! INC. (Registrant)

By:	/s/ Ronald S. Bell
	Name:	Ronald S. Bell
	Title:	General Counsel and Secretary

Date: December 17, 2012

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